UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	November 13, 2012

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2011, Sempra Energy (“Company” or “Sempra”) filed a Form 8-K disclosing that Donald E. Felsinger planned to retire from the Company at age 65 in late 2012.  Mr. Felsinger is currently a member of our Board of Directors and serves as Executive Chairman of the Board.  On November 13, 2012, Mr. Felsinger informed Sempra that he will retire from these positions effective November 30, 2012.

Debra L. Reed, 56, the Chief Executive Officer and a Director of the Company since June 2011, will succeed Mr. Felsinger as Chairman effective December 1, 2012.  Ms. Reed has worked for Sempra and its subsidiaries for 34 years.  Prior to her appointment as Chief Executive Officer, she was Executive Vice President of the Company.  From October 2006 to March 2010, Ms. Reed served as President and Chief Executive Officer of San Diego Gas & Electric Company (“SDG&E”) and Southern California Gas Company, Sempra’s California regulated utilities.  She also served as Chief Operating Officer of the two utilities, after initially being appointed President of SDG&E in 2000.  Ms. Reed serves on the Board of Directors of Halliburton Company and the San Diego Regional Economic Development Corporation.  She is a member of the Board of Councilors of the University of Southern California Viterbi School of Engineering and a member of The Trusteeship, an affiliate of the International Women’s Forum.  Ms. Reed is a former director of Genentech, Inc., Dominguez Services Corp. and Avery Dennison Corporation.

Mr. Felsinger has agreed to be available, as requested by the Company, to consult with senior executives and members of the board.

For a period of five years following his retirement, the Company will continue to provide Mr. Felsinger with the following benefits: a supplemental medical insurance plan that provides additional coverage for qualified medical expenses for Mr. Felsinger and his dependents; and excess personal liability coverage consistent with the level of coverage provided prior to his retirement.  Also, for five years the Company will continue to match, on a dollar-for-dollar basis, his charitable contributions up to $20,000 per year.  Mr. Felsinger will continue to receive financial planning services during his lifetime.  These services will be provided to his estate for a period of two years following his death.  The aggregate cost to the Company of the foregoing items (excluding the charitable contribution benefit) is expected to be approximately $365,000.

The Company also agreed to provide Mr. Felsinger, on an occasional basis, (i) the services of an executive security specialist for personal and business driving and (ii) home computer support, in each case for a period of five years following his retirement.  Mr. Felsinger will also be provided other incidental benefits, such as access to corporate travel reservation services and use of an office or meeting room on an occasional basis and to the extent available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: November 13, 2012	By: /s/ Joseph A. Householder
Joseph A. Householder Executive Vice President and Chief Financial Officer